Exhibit 99.1

CONTACT:
Investors (623) 587-2025

Media
Bruce Richardson
(623) 587-2177

PETsMART REPORTS RESULTS FOR THE FIRST QUARTER 2005

•	Top-line Growth of 13.4 Percent	•	Services Sales Grow 20.8 Percent
•	5.7 Percent Comp Sales Growth	•	Gross Margins Up 88 Basis Points

PHOENIX – May 18, 2005 – PETsMART, Inc. today reported net income of $44.7 million, or $0.30 per diluted share, for the first quarter of fiscal 2005, which ended May 1, 2005.

     That compares with net income of $31.9 million, or $0.21 per diluted share, for the first quarter of 2004.

     Included in the company’s 2005 results was a pre-tax gain of $8.5 million, or approximately $0.035 per diluted share after tax, related to a previously disclosed legal settlement.

     As previously disclosed in the company’s Annual Report on Form 10-K, results for 2004 have been restated to address a correction in lease accounting policies. In addition, PETsMART has restated 2004 to retroactively apply the adoption of SFAS 123R, which requires that all stock-based compensation be expensed and accounted for using a fair-value-based method. All 2004 results discussed in this release reflect these restatements.

Sales

     PETsMART generated net sales of $903.2 million in the first quarter, up 13.4 percent from $796.3 million during the same period in 2004. Comparable store sales – or sales in stores open at least a year – grew 5.7 percent in the first quarter, compared with 8.7 percent in the first quarter of fiscal 2004.

     “In the first quarter of 2005, PETsMART exceeded expectations for both the top and bottom line, demonstrating the power of our business model and our ability to drive growth and expand margins,” said Phil Francis, chairman and chief executive officer. “Our stores were once again the most productive in the sector, our pet services continued to grow and differentiate us from competitors within and outside the pet specialty space, and the roll out of our Pet Perks loyalty program is complete and is already outpacing our expectations for customer participation.”

     During the first quarter, pet services sales were $70.6 million, up 20.8 percent from the same period last year.

     The company opened 16 new stores and closed two locations during the first quarter of 2005, which compares with 23 new stores and two closures during the first quarter of 2004. At the end of the first quarter of 2005, the company operated 740 stores.

Gross margins and expense

     Gross margins were 31 percent in the first quarter of 2005, up 88 basis points from the same period last year, driven primarily by price optimization.

     Operating, general and administrative expenses were 22.4 percent of net sales, or 23.3 percent of sales excluding the $8.5 million legal settlement gain. That compares with 23 percent in the first quarter of last year.

Pre-tax income

     PETsMART generated pre-tax income of 8 percent, or 7.1 percent excluding the $8.5 million legal settlement gain, in the first quarter. That compares with 6.6 percent during the same period last year.

Share purchases and dividend payments

     PETsMART purchased approximately 3,618,000 of its shares at an average price of $29.02 during the first quarter of 2005, completing its current $150 million authorization.

     As previously announced, the company will pay a dividend of $0.03 per share on May 20, 2005, to stockholders of record as of April 29, 2005.

Outlook

     PETsMART projects comparable store sales of approximately 5 percent in the second quarter and continues to estimate comparable store sales for all of 2005 at approximately 5 to 6 percent. It estimates second quarter earnings at approximately $0.22 per share and projects earnings per share of $1.27 to $1.28 for the full year.

     “Coming off our strong performance in the first quarter, we remain cautious about the prospects for the overall economy and for retail during the remainder of the year. But we continue to feel very positive about this business and its potential,” said Francis. “And, we continue to believe in the ongoing power of our strategic initiatives, and in our ability to continue to grow, to gain share, and to generate attractive returns.”

Conference call information

     PETsMART management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the first quarter of 2005 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers). A phone replay will also be available through June 1, 2005, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 5051178.

Statement of utility

     PETsMART continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PETsMART uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.

     PETsMART’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PETsMART may not be consistent with the presentation of similar companies in PETsMART’s industry. However, PETsMART presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PETsMART’s operating results in a manner that focuses on what it believes to be its ongoing business operations.

     PETsMART’s management believes it is useful for itself and investors to review both GAAP information and the non-GAAP measures of operating, general and administrative expenses as a percent to sales and pre-tax income as a percent to sales, both excluding a one-time gain from a legal settlement in the first quarter of 2005, to have a better understanding of the overall performance of PETsMART’s business and its ability to perform in subsequent periods.

     Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results and better enables investors to evaluate the ongoing operations and prospects of PETsMART by providing a better comparison to prior periods. Whenever PETsMART uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

About PETsMART

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 740 pet stores in the United States and Canada, a growing number of PETsHOTELs, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $35 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than two million pets.

Forward-looking statements

     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	May 1,	January 30,
	2005	2005 (1)
Assets
Cash and cash equivalents	$109,187	$87,032
Short-term investments	287,125	313,575
Receivables, net	19,100	27,123
Merchandise inventories	345,870	337,281
Other current assets	66,759	57,566

Total current assets	828,041	822,577

Property and equipment, net	712,862	699,262
Deferred income taxes	84,361	88,136
Other noncurrent assets	70,970	68,432

Total assets	$1,696,234	$1,678,407

Liabilities and Stockholders’ Equity
Accounts payable	$159,535	$130,320
Other current liabilities	239,679	214,016
Current portion capital lease obligations	8,517	6,585

Total current liabilities	407,731	350,921

Capital lease obligations	260,429	244,150
Other noncurrent liabilities	106,161	109,389

Total liabilities	774,321	704,460

Stockholders’ equity	921,913	973,947

Total liabilities and stockholders’ equity	$1,696,234	$1,678,407

(1)	The financial information has been restated to reflect the adoption of SFAS No. 123(R).

PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	May 1, 2005	% of Sales	May 2, 2004 (1)	% of Sales

Net sales	$903,150	100.00%	$796,314	100.00%
Cost of sales	623,514	69.04%	556,806	69.92%

Gross profit	279,636	30.96%	239,508	30.08%

Operating, general and administrative expenses	201,837	22.35%	183,436	23.04%

Operating income	77,799	8.61%	56,072	7.04%

Interest expense, net	5,499	0.61%	3,808	0.48%

Income before income tax expense	72,300	8.01%	52,264	6.56%

Income tax expense	27,591	3.05%	20,378	2.56%

Net income	$44,709	4.95%	$31,886	4.00%

Basic earnings per share	$0.31		$0.22

Diluted earnings per share	$0.30		$0.21

Weighted average number of shares outstanding — basic	142,672		143,150
Weighted average number of shares outstanding — diluted	148,148		149,289

(1)	The financial information has been restated to reflect the adoption of SFAS No. 123(R) and the correction of the Company’s lease accounting policies.